Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” and “Financial Statements and Exhibits” in the Statement of Additional Information, in Post-Effective Amendment Number 31 to the Registration Statement (Form N-3, No. 333-08543) of Transamerica Asset Allocation Variable Funds and to the inclusion of our report, dated February 29, 2016, on Transamerica Partners Variable Funds (comprising, respectively, Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, High Yield Bond, Balanced, Large Value, Large Core, Large Growth, Small Core, International Equity and Calvert Subaccount) included in its Annual Report for the fiscal year ended December 31, 2015.

We also consent to the incorporation by reference of our report, dated February 25, 2016, on Transamerica Partners Portfolios (comprising, respectively, the Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2015 and to the incorporation by reference of our report, dated February 25, 2016, on Transamerica Asset Allocation Variable Funds (comprising, respectively, Transamerica Asset Allocation - Short Horizon Subaccount, Transamerica Asset Allocation - Intermediate Horizon Subaccount and Transamerica Asset Allocation - Intermediate/Long Horizon Subaccount) included in its Annual Report for the fiscal year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2016

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the use of our report dated February 6, 2015, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company in Post-Effective Amendment No. 31 to the Registration Statement (Form N-3, No. 333-08543) and related Prospectus of Transamerica Partners Variable Funds and Transamerica Asset Allocation Variable Funds.

/s/ Ernst & Young LLP

Des Moines, IA

April 29, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-3 of our report dated April 27, 2016, relating to the financial statements of Transamerica Financial Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 29, 2016